Exhibit 10.3

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

AGREEMENT made as of September 7th, 2011, by and between BNP Paribas Quantitative Strategies, LLC, as sponsor of the funds listed on Exhibit A, as amended or supplemented from time to time (each, individually, a “Fund” and collectively, the “Funds”), and The Bank of New York Mellon, a New York banking organization (“BNY”).

W I T N E S S E T H :

WHEREAS, each Fund desires to retain BNY to provide the services described herein, and BNY is willing to provide such services, all as more fully set forth below;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

1. Appointment.

Each Fund hereby appoints BNY for the term of this Agreement as its agent to perform the services described on Schedule I or Schedule II hereto. BNY hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

2. Definitions.

Whenever used in this Agreement, the following words shall have the meanings set forth below:

(a) “Authorized Person” shall be any person, whether or not an officer or employee of a Fund, duly authorized by a Fund to execute any Certificate or to give any Oral Instruction, such persons to be designated in a Certificate annexed hereto as Exhibit B hereto or such other Certificate as may be received by BNY from time to time.

(b) “BNY Affiliate” shall mean any office, branch or subsidiary of The Bank of New York Mellon Corporation.

(c) “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

(d) “Business Day” shall mean for a Fund any day described in such Fund’s Prospectus (as hereinafter defined) as a day on which such Fund is open for business.

(e) “Certificate” shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to BNY, which is actually received by BNY by letter or facsimile transmission and signed on behalf of a Fund by an Authorized Person or a person reasonably believed by BNY to be an Authorized Person.

(f) “Instructions” shall mean communications transmitted by electronic or telecommunications media, including S.W.I.F.T., computer-to-computer interface, dedicated transmission lines, or other mutually agreed upon means.

(g) “Oral Instructions” shall mean verbal instructions received by BNY from an Authorized Person or from a person reasonably believed by BNY to be an Authorized Person.

3. Representations and Warranties.

Each Fund hereby represents and warrants to BNY, which representations and warranties shall be deemed to be continuing and repeated on each day on which BNY is acting hereunder, that:

(a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by it in accordance with all requisite action and constitutes a valid and legally binding obligation, enforceable against it in accordance with its terms;

(c) It is conducting its business in material compliance with all applicable laws and regulations and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement;

(d) To the extent the performance of any services described in Schedule II attached hereto by BNY in accordance with the then effective Prospectus (as hereinafter defined) would violate any applicable laws or regulations, the Fund shall immediately so notify BNY in writing and thereafter shall either furnish BNY with the appropriate values of securities, net asset value or other computation, as the case may be, or, subject to the prior approval of BNY, instruct BNY in writing to value securities and/or compute net asset value or other computations in a manner it specifies in writing, and either the furnishing of such values or the giving of such instructions shall constitute its representation that the same is consistent with all applicable laws and regulations and with its Prospectus;

(e) It will not use the services provided by BNY hereunder in any manner that is, or will result in, a violation of any Jaw, rule or regulation applicable to it; and

(f) It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to BNY, shall, and shall cause each Authorized Person, to safeguard and treat with extreme care any user and authorization codes, passwords and/or authentication keys, understands that there may be more secure methods of transmitting or delivering the same than the methods selected by It, agrees that the security procedures (if any) to be utilized provide a commercially reasonable degree of protection in light of its particular needs and circumstances, and acknowledges and agrees that Instructions may be presumed by BNY to have been given by person(s) duly authorized, and may be acted upon as given.

4. Delivery of Documents.

(a) Each Fund will promptly deliver to BNY true and correct copies of each of the following documents as currently in effect and will promptly deliver to it all future amendments and supplements thereto, if any:

(i) Its Organizational documents and all amendments thereto (the “Charter”);

(ii) The Fund’s registration statement most recently filed with the Securities and Exchange Commission (the “SEC”) relating to the shares of the Fund (the “Registration Statement”) and the prospectus therein contained (the “Prospectus”);

(iii) Resolutions of BNP Paribas Quantitative Strategies, LLC, the managing owner of the Funds (the “Managing Owner”) authorizing the execution, delivery and performance of this Agreement by the Fund;

True and correct copies of any material contract between it and any third party (collectively, “Material Contracts”);

(v) Copies of all filings required to be filed by the Fund with respect to its constituent documents with an official body or office (collectively, “Required Filings”);

(b) Each copy of the Charter shall be certified by an appropriate governmental representative of the jurisdiction of organization, and if the Charter is required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to BNY. Each copy of the Declaration of Trust and Trust Agreement, Registration Statement, Prospectus, Material Contracts and Required Filings, and all amendments thereto, shall be certified by the Managing Owner.

(c) It shall be the sole responsibility of each Fund to deliver to BNY from time to time its then currently effective Prospectus and BNY shall not be deemed to have notice of any information contained therein until it is actually received by BNY.

5. Duties and Obligations of BNY.

(a) Subject to the direction and control of the Managing Owner and the provisions of this Agreement, BNY shall provide separately to each Fund (i) the administrative services set forth on Schedule I attached hereto, and (ii) the valuation and computation services listed on Schedule II attached hereto.

(b) In performing hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel.

(c) BNY shall not provide services relating to the management, investment advisory or sub-advisory functions of any Fund, distribution of shares of any Fund, maintenance of any Fund’s financial records, other than those listed in Schedules I and II attached hereto, or other services normally performed by the Funds respective counsel or independent auditors.

(d) Upon receipt of a Fund’s prior written consent (which shall not be unreasonably withheld), BNY may delegate any of its duties and obligations hereunder to such Fund to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate. Notwithstanding the foregoing, no Fund’s consent shall be required for any such delegation to any BNY Affiliate notwithstanding the domicile of such BNY Affiliate, and BNY shall not be liable for any loss or damage arising out of, or in connection with, the actions or omissions to act of any delegee or agent utilized hereunder so long as BNY acts in good faith and without negligence or willful misconduct in the selection or supervision of such delegee or agent, provided that BNY shall be liable for the acts or omissions of any BNY Affiliate to the same extent it would be liable under the terms hereof had it committed such act or omission and not delegated the same, and BNY shall notify each affected Fund upon any such delegation to a BNY Affiliate.

(e) To the extent permitted by applicable laws and provided that such information is not subject o any confidentiality obligation by the relevant party, each Fund shall make commercially reasonable efforts to cause its officers, managers, advisors, sponsor, distributor, legal counsel, independent accountants, current administrator (if any) and transfer agent to cooperate with BNY and to provide BNY, upon reasonable request, with such information, documents and advice relating to that Fund as is within the possession or knowledge of such persons in order to enable BNY to perform its duties hereunder. In connection with its duties hereunder, BNY shall be entitled reasonably to rely, and shall be held harmless by each Fund when acting in reliance, upon the instructions, advice or any documents relating to a Fund provided to BNY by any of the aforementioned persons. BNY shall not be liable for any loss, damage or expense resulting from or arising out of the failure of a Fund to cause any information, documents or advice to be provided to BNY as provided herein, provided BNY acts without negligence or willful misconduct. All fees or costs charged by such persons shall be borne by the relevant Fund.

(f) Nothing in this Agreement shall limit or restrict BNY, any affiliate or BNY Affiliate or any officer or employee thereof from acting for or with any third parties and providing services similar or identical to some or all of the services provided hereunder.

(g) Each Fund shall furnish BNY with any and all instructions, explanations, information, specifications and documentation deemed necessary by BNY in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund liabilities and expenses. BNY shall not be required to include as Fund liabilities and expenses, nor as a reduction of net asset value, any accrual for any federal, state, or foreign income taxes unless the Fund shall have specified to BNY the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value. Each Fund shall also furnish BNY with bid, offer, or market values of Securities if BNY notifies such Fund that same are not available to BNY from a security pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time to time, the Fund also may furnish BNY with bid, offer, or market values of Securities and instruct BNY to use such information in its calculations hereunder. BNY shall at no time be required or obligated to commence or maintain any utilization of, or subscriptions to, any securities pricing or similar service. In no event shall BNY be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely for the Fund.

(h) BNY may apply to the Managing Owner for written instructions with respect to any matter arising in connection with BNY’s performance hereunder for such Fund, and BNY shall not be liable for any action taken or not taken by it in good faith in accordance with such instructions. Such application for instructions may, at the option of BNY, set forth in writing any action proposed to be taken or omitted to be taken by BNY with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and BNY shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, BNY has received written instructions in response to such application specifying the action to be taken or omitted.

(i) BNY may consult with counsel to a Fund or its own counsel, at such Fund’s expense, and shall be fully protected with respect to anything done or omitted by it in good faith after consultation with the Managing Owner in accordance with the advice or opinion of such counsel.

(j) Notwithstanding any other provision contained in this Agreement, but to the extent expressly otherwise provided in Schedules I or II attached hereto, BNY shall have no duty or obligation to with respect to, including, without limitation, any duty or obligation to determine, or advise or notify a Fund of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, such Fund, (ii) the taxable nature or effect on such Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds or similar events, (iii) the taxable nature or taxable amount of any distribution or other amount paid, payable or deemed paid, by such Fund to its shareholders; or (iv) the effect under any federal, state, foreign, or other applicable income tax laws of such Fund making or not making any distribution or other payment, or any election with respect thereto.

(k) BNY, in performing the services required of it under the terms of this Agreement, shall be entitled reasonably to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by a Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of securities; the amounts or formula for calculating the amounts and times of accrual of a Fund’s liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of Securities; and amounts receivable or amounts payable for the sale or redemption of Fund shares effected by or on behalf of a Fund. In the event BNY’s computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable, or from a broker-dealer selected by BNY, BNY shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. Without limiting the generality of the foregoing, BNY shall not be required to inquire into any valuation of securities or other assets by a Fund or any third party described in this sub-section (k) even though BNY in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

(l) BNY, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to a Fund is or will be actually paid, but will accrue such interest until otherwise instructed by such Fund.

(m) Subject to the provisions of this sub-section (m), BNY shall compute the net asset value per share of each Fund and shall value the Securities held by such Fund at such times and dates and in the manner specified in the then currently effective Prospectus of such Fund, except that notwithstanding any language in the Prospectus, in no event shall BNY be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely for each Fund. To the extent valuation of Securities or computation of a Fund’s net asset value as specified in the Fund’s then currently effective Prospectus is at any time inconsistent with any applicable laws or regulations, such Fund shall immediately so notify BNY in writing and thereafter shall either furnish BNY at all appropriate times with the values of such Securities and net asset value, or subject to the prior approval of BNY, instruct BNY in writing to value Securities and compute net asset value in a manner which such Fund then represents in writing to be consistent with all applicable laws and regulations. Such Fund may also from time to time, subject to the prior approval of BNY, instruct BNY in writing to compute the value of the Securities or net asset value in a manner other than as specified in this sub-section (m). By giving such instruction, such Fund shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and its then currently effective Prospectus. Each Fund shall have sole responsibility for determining the method of valuation of Securities and the method of computing net asset value.

(n) BNY shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedules I and II attached hereto, and no covenant or obligation shall be implied against BNY in connection with this Agreement.

6. Allocation of Expenses.

Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the performance of this Agreement shall be paid by each Fund, including but not limited to, organizational costs and costs of maintaining its existence, taxes, interest, brokerage fees and commissions, insurance premiums, compensation and expenses of such Fund’s manager(s), shareholders, officers or employees, legal, accounting and audit expenses, management, advisory, sub-advisory, administration and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agents, expenses (including clerical expenses) incident to the issuance, redemption or repurchase of Fund shares, fees and expenses incident to the registration or qualification under federal, state or other applicable securities laws of each Fund or its shares, costs (including printing and mailing costs) of preparing and distributing any materials, reports, notices and proxy material to a Fund’s shareholders, all expenses incidental to holding meetings of such Fund’s shareholders, and extraordinary expenses as may arise, including litigation affecting a Fund and legal obligations relating thereto for which the Fund may have to indemnify its manager(s), shareholders, or officers. BNY shall maintain separate and distinct records with respect to all costs and expenses for each Fund and its manager(s) or officers

7. Standard of Care: Indemnification.

(a) BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against a Fund, except those Losses arising out of BNY’s own gross negligence or willful misconduct. In no event shall BNY be liable to a Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action, nor shall BNY be liable for (i) acting in accordance with any Certificate or Oral Instructions actually received by BNY and reasonably believed by BNY to be given by an

Authorized Person: (ii) acting in accordance with Instructions: (iii) presuming that all instructions that are Instructions and are not contained in a Certificate or Oral Instructions are given only by person(s) duly authorized; (iv) relying upon prices provided by any third party pricing service or broker-dealer believed by BNY to be reliable; (v) subject to Section 11 hereof, for any Losses due to forces beyond the control of BNY, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (vi) any Losses arising from the applicability of any law or regulation now or hereafter in effect; or (vii) any Losses, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by or on behalf of a Fund, or for delays caused by circumstances beyond BNY’s reasonable control, unless any Loss described in this Subsection (a) arises out of the gross negligence or willful misconduct of BNY.

(b) Each Fund shall indemnify and hold harmless BNY from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by such Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against BNY, by reason of or as a result of any action taken or omitted to be taken by BNY in good faith hereunder or in reliance upon (i) any law, act, regulation or interpretation of the same, issued by a court or governmental agency, (ii) a Fund’s Registration Statement or Prospectus, (iii) any instructions of an officer of the Managing Owner, or (iv) any opinion of legal counsel for a Fund or BNY, or arising out of transactions or other activities of a Fund which occurred prior to the commencement of this Agreement; provided, that a Fund shall not indemnify BNY for costs, expenses, damages, liabilities or claims for which BNY is liable under preceding sub-section 7(a). This indemnity shall be a continuing obligation of each Fund, its respective successors and assigns, notwithstanding the termination of this Agreement. Without limiting the generality of the foregoing, each Fund shall indemnify BNY against and save BNY harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

(i) Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to BNY by any third party described above or by or on behalf of such Fund;

(ii) Action or inaction taken or omitted to be taken by BNY pursuant to any Certificate, Instructions or Oral Instructions of such Fund or otherwise without negligence or willful misconduct;

(iii) Any action taken or omitted to be taken by BNY in good faith after consultation with the Fund in accordance with the advice or opinion of counsel for such Fund or its own counsel;

(iv) Any improper use by such Fund or its agents, distributor or investment advisor of any valuations or computations supplied by BNY pursuant to this Agreement;

(v) The method of valuation of the securities and the method of computing such Fund’s net asset value; or

(vi) Any valuations of securities or net asset value provided by such Fund.

(c) Actions taken or omitted in reliance on oral or written instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by BNY to be genuine or bearing the signature of a person or persons reasonable believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Fund or its own counsel, shall be conclusively presumed to have been taken or omitted in good faith.

8. Limitation of Liability.

(a) BNY agrees that, as each Fund is a distinct entity, the liabilities of each Fund shall be limited such that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing and relating to this Agreement with respect to a particular Fund shall be enforceable against the assets of that particular Fund only, and not against the assets of any other Fund and that they have executed one instrument for convenience only.

(b) It is expressly acknowledged and agreed that the obligations of each Fund hereunder shall not be binding upon any shareholder, Trustee, officer, employee or agent of such Fund, personally. This Agreement has been duly authorized, executed and delivered by each Fund and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.

9. Compensation and Reimbursements.

For the services provided hereunder, each Fund agrees to pay BNY such compensation as is mutually agreed from time to time and such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by BNY in performing its duties hereunder. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. Each Fund authorizes BNY to debit such Fund’s custody account for all amounts due and payable hereunder. BNY shall deliver to each Fund invoices for services rendered after debiting such Fund’s custody account with an indication that payment has been made. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to BNY, each Fund’s net asset value shall be computed at the times and in the manner specified in the Fund’s Prospectus.

10. Term of Agreement.

(a) This Agreement shall continue until terminated by either BNY giving to a Fund, or a Fund giving to BNY, a notice in writing specifying the date of such termination, which date shall be not less than ninety (90) days after the date of the giving of such notice. Upon termination hereof, the affected Fund(s) shall pay to BNY such compensation as may be due as of the date of such termination, and shall reimburse BNY for any disbursements and expenses made or incurred by BNY and payable or reimbursable hereunder.

(b) Notwithstanding the foregoing, BNY may terminate this Agreement upon thirty (30) days prior written notice to a Fund if such Fund shall terminate its custody agreement with The Bank of New York Mellon, or fail to perform its obligations hereunder in a material respect.

(c) Termination of this Agreement by any Fund shall not constitute a termination by any other Fund unless separate notice is given.

11. Authorized Persons.

Attached hereto as Exhibit B is a list of persons duly authorized by each Fund to execute this Agreement and give any written or oral instructions, or written or oral specifications, by or on behalf of a Fund. From time to time a Fund may deliver a new Exhibit B to add or delete any person and BNY shall be entitled to rely on the last Exhibit B actually received by BNY.

12. Amendment.

This Agreement may not be amended or modified in any manner except by a written agreement executed by BNY and each Fund to be bound thereby, and authorized or approved by each Fund to be bound thereby.

13. Assignment.

This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any Fund without the written consent of BNY, or by BNY without the written consent of the Funds.

14. Governing Law; Consent to Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. Each Fund hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder, and waives to the fullest extent permitted by law its right to a trial by jury. To the extent that in any jurisdiction a Fund may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each Fund irrevocably agrees not to claim, and each hereby waives, such immunity.

15. Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances. Each Fund is entering this Agreement on its own account and no action by one Fund shall affect this Agreement with any other Fund.

16. No Waiver.

Each and every right granted to BNY hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of BNY to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY of any right preclude any other or future exercise thereof or the exercise of any other right.

17. Notices.

All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

if to a Fund, at the address for such Funds specified on Exhibit A if to BNY, at

The Bank of New York Mellon

Tel: 212.635.8918

New York, New York 10286

Attention: Beth Stubenrauch

Title: Relationship Management

or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

18. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

19. Entire Agreement.

BNY and each Fund shall have no duties or responsibilities whatsoever except such duties and responsibilities specifically set forth in this Agreement and no covenant or obligation shall be implied against BNY or any Fund in connection with this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized persons, all as of the day and year first above written.

BNP PARIBAS QUANTITATIVE
STRATEGIES, LLC, as Sponsor of each Fund listed on Exhibit A

By:	/s/ M. Andrews Yeo
Name	M. Andrews Yeo
Title:	President

THE BANK OF NEW YORK MELLON

By:	/s/ Andrew Pfeifer
Name	Andrew Pfeifer
Title:	Vice President

EXHIBIT A

FUNDS

Name of Fund	Address
BNP Paribas S&P Dynamic Roll Global Commodities Fund	Attention: Andy Yeo
787 Seventh Avenue
New York, NY 10019

BNP Paribas Enhanced Volatility Fund	Attention: Andy Yeo
787 Seventh Avenue
New York, NY 10019

SCHEDULE I

ADMINISTRATIVE SERVICES

1.	Provide periodic reports and other information to the Managing Owner or its accountants to assist in the periodic updating of the Registration Statement, Prospectus, and the preparation of Form 1G-K and Form 10-Q and proxy materials, if any, with respect to the Funds.

2.	Prepare and, subject to approval of Fund, disseminate to Fund quarterly unaudited financial statements and schedules of Fund’s investments and make presentations to the Managing Owner’s Board, as appropriate.

3	Prepare separate and distinct statistical reports for each Fund for outside information services.

4.	Attend meetings of the Managing Owner’s Board of Directors or its shareholders or members as requested from time to time.

5.	Establish appropriate expense accruals and maintain expense files for each Fund (each of which shall be separate and distinct from each other) and coordinate the payment of invoices.

6.	Maintain certain books and records in respect of the Funds as listed on Schedule II by and among BNP Paribas Quantitative Strategies, LLC, a sponsor of the Funds, and BNY as amended from time-to-time.

7.	When applicable BNY accepts delegation of the obligations of BNP Paribas Quantitative Strategies, LLC as contemplated under the Participant Agreement.

SCHEDULE II

VALUATION AND COMPUTATION SERVICES

1.	With respect to each Fund, BNY shall maintain the following records, separately and distinctly, on a daily basis with respect to the following:

1.	Report of priced portfolio securities

2.	Statement of net asset value per share

II.	With respect to each Fund, BNY shall maintain the following records, separately and distinctly, on a monthly basis, with respect to the following:

1.	General Ledger

2.	General Journal

3.	Cash Receipts Journal

4.	Cash Disbursements Journal

5.	Subscriptions Journal

6.	Redemptions Journal

7.	Accounts Receivable Reports

8.	Accounts Payable Reports

9.	Transaction (Securities) Journal

10.	Broker Transaction Journal

11.	Holdings Ledger

12.	Buy-Sell Ledger (Broker’s Ledger)

The above reports may be printed according to any other required frequency to meet the requirements of the Internal Revenue Service, the Securities and Exchange Commission and the Fund’s Auditors.